Exhibit 10.34

LOAN AGREEMENT

     This Loan Agreement dated as of January 26, 2004 (“Loan Agreement”) is entered into by Acceris Communications Inc., formerly known as I-Link Incorporated, a Florida corporation (“Acceris”) and Counsel Corporation, an Ontario corporation (“Counsel Corp”).

     WHEREAS, Counsel Corp has provided advances in the aggregate original principal amount of Five Million Six Hundred Thousand Dollars ($5,600,000) evidenced by a promissory note issued by Acceris to Counsel Corp as of October 1, 2003 (the “Original Advances”); and

     WHEREAS, on January 26, 2004, Counsel Corp advanced the further sum of Two Million Dollars ($2,000,000) to Acceris (the “Additional Advance”) evidenced by the Amended and Restated Promissory Note issued by Acceris to Counsel Corp as of the date hereof in the principal amount of Seven Million Six Hundred Thousand Dollars ($7,600,000) which promissory note supersedes and replaces the promissory note dated as of October 1, 2003, representing the Original Advances; and

     WHEREAS, the repayment of the Original Advances and Additional Advance are secured pursuant to that Amended and Restated Stock Pledge Agreement dated as of January 26, 2004 (as the same may be amended, modified, extended or restated, the “Stock Pledge Agreement”) pursuant to which Acceris granted to Counsel Corp a security interest in the Collateral described therein including all of the shares of common stock of Buyers United, Inc. issued to and owned by Acceris, the terms of which Stock Pledge Agreement are incorporated herein by this reference; and

     WHEREAS, Acceris and Counsel Corp desire and intend that the Original Advances and the Additional Advance together with any subsequent financing provided by Counsel Corp to Acceris from time to time in its discretion (each a “Subsequent Advance”) be subject to the terms and condition of this Loan Agreement and the Stock Pledge Agreement; and

     WHEREAS, Counsel Corp and Acceris believe that it is in their mutual interest to enter into this Loan Agreement effective as of October 1, 2003 (the “Effective Date”).

     In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.     Periodic Loans. From and after the Effective Date through and until the termination of the Term (as hereinafter defined) Counsel Corp may make periodic loans to Acceris hereunder. However, nothing contained herein shall be construed as an obligation on the part of Counsel Corp to make any future advances. Similarly, nothing contained herein alters any obligation on the part of Counsel Corp and/or understanding of the parties pursuant to any other arrangement. Acceris agrees to execute and deliver a promissory note substantially in the form attached hereto as Exhibit A, evidencing its obligation to repay Subsequent Advances hereunder (any such promissory note, including the January 26, 2004 promissory note, the “Note”). Any funds advanced by Counsel Corp to Acceris hereunder during the Term or otherwise subject hereof, including the Original Advances, the Additional Advance and the Subsequent Advances (the “Indebtedness”) shall bear interest at a rate equal to ten percent (10%) per annum from the date thereof and shall be governed by this Loan Agreement and the Stock Pledge Agreement. Interest shall accrue and be compounded quarterly and shall result in a corresponding increase in the principal amount of the Indebtedness.

     2.     Payments of Principal and Interest. All borrowings hereunder, together with any interest thereon, shall be due and payable to Counsel Corp in one installment on June 30, 2005 (the “Maturity Date”); provided, however, the Maturity Date shall be accelerated to the date ten (10) calendar days following closing under or conclusion of each occurrence of (a) the sale or sales by Acceris to a third party unrelated to Counsel Corp of the Buyers United, Inc. Series B Convertible Preferred Stock and/or the common stock into which such stock is convertible owned by Acceris and held by Counsel Corp as security for the performance by Acceris hereunder pursuant to the Stock Pledge Agreement, or any portion thereof (a “BUI Sale”) or (b) an equity investment or investments in Acceris by a third party unrelated to Counsel Corp through the capital markets, whether pursuant to a registered offering or unregistered offering or other transaction (an “Equity Investment”); provided, further, however, that the Maturity Date shall be accelerated with respect only to the portion of the unpaid Indebtedness equal to the net amount received by Acceris from any such BUI Sale or any such Equity Investment.

     3.     Prepayments. The Indebtedness may be voluntarily prepaid in whole or in part without premium or penalty at any time and from time to time. In making a prepayment in whole, Acceris shall pay all accrued interest through the date of such prepayment.

     4.     Payment on Business Days. If any payment of principal or interest on the Indebtedness shall become due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day, and such extension of time in such case shall be included in the computation of interest in connection with such payment.

     5.     Form of Payment. All payments made pursuant to the terms of this Loan Agreement shall be made in lawful money of the United States of America and shall be payable to Counsel Corp in Toronto, Ontario or at such other place as Counsel Corp shall have designated to Acceris in writing.

     6.     Term. The term of this Loan Agreement (the “Term”) shall commence on the Effective Date and shall terminate on the Maturity Date.

     7.     Events of Default. When any of the following events or conditions (each an “Event of Default”), other than the Event of Default in Section 7(d) occurs and is continuing, Counsel Corp may give written notice of the occurrence of such Event of Default to Acceris and Acceris shall have the shorter of (i) thirty (30) days or (ii) such remedy period as set forth in this Section 7 (a) through (g) inclusive after receipt of such written notice within which to cure such

Event of Default. If the Event of Default is not cured within such cure period, then Counsel Corp may, at its option, elect to declare Acceris to be in default (a “Default”):

     (a)  Acceris shall fail to pay any of the Indebtedness pursuant to terms of this Loan Agreement;

     (b)  Acceris fails to comply with any term, obligation, covenant, or condition contained in this Loan Agreement;

     (c)  Any warranty or representation made to Counsel Corp by Acceris under this Loan Agreement or proves to have been false when made or furnished;

     (d)  If Acceris voluntarily files a petition under the federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or files an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if Acceris is adjudged a bankrupt, or if a trustee or receiver is appointed for Acceris’ property, or if Acceris makes an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, then Counsel Corp may, at Counsel Corp’s option, declare all of the Indebtedness to be immediately due and payable without prior notice to Acceris, and Counsel Corp may invoke any remedies permitted by this Loan Agreement. Any attorneys’ fees and other expenses incurred by Counsel Corp in connection with Acceris’ bankruptcy or any of the other events described in this Section shall be additional Indebtedness of Acceris secured by this Loan Agreement.

     (e)  There exists a material breach by Acceris under (or a termination by any party of) a material contract of Acceris (for purposes of this Section 7 a material contract shall mean any contract resulting in revenues in excess of $10,000 per annum);

     (f)  Acceris is in default under any funded indebtedness, including but not limited to indebtedness evidenced by notes or capital leases, of Acceris other than the amounts loaned pursuant to this Loan Agreement; or

     (g)  If Acceris’ business undergoes a material adverse change in Counsel Corp’s reasonable opinion.

     If an Event of Default specified in Section 7(d) hereof occurs and is continuing, the principal amount of the Indebtedness, together with all accrued and unpaid interest thereon, shall automatically become and be immediately due and payable, without any declaration or other act on the part of Counsel Corp.

     Any written notification from Counsel Corp to Acceris hereunder shall be deemed to be written notification of an Event of Default, or Default, or rescission of acceleration (as provided below), respectively, only if such notification, communication or other election shall (a) be clearly and distinctly identified as such a Notice of Event of Default, Notice of Default, or Notice of Rescission of Acceleration, respectively, and (b) be given by certified mail, return receipt requested or overnight delivery requiring acknowledgement of receipt, and any communication between the parties not so designated and delivered shall not be construed or deemed to be effective notice under this Section 7.

     8.     Acceleration. At the option of Counsel Corp, upon a Default, all sums due hereunder shall become immediately due and payable. Counsel Corp, by notice thereof to Acceris, may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived in writing.

     9.     Forbearance by Counsel Corp. Any forbearance by Counsel Corp in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy.

     10.     Collection Expenses. If at any time the Indebtedness evidenced by this Loan Agreement is collected through legal proceedings or the Note, or any such Note, is placed in the hands of attorneys for collection, Acceris and each endorser hereof hereby jointly and severally agree to pay all costs and expenses (including reasonable attorneys’ fees) incurred by the holder of this Loan Agreement in collecting or attempting to collect such Indebtedness.

     11.     Waivers. To the extent permitted by law, except as otherwise provided herein, Acceris, and its respective successors and assigns, hereby severally waives presentment; protest and demand; notice of protest, demand, dishonor and nonpayment; diligence in collection, and any relief whatever from the valuation or appraisement laws of any state.

     12.     Choice of Law. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of New York with the exception of the conflicts of laws provisions thereof.

     13.     Assignment. This Loan Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns. This Loan Agreement may not be assigned by Acceris without the prior written consent of Counsel Corp.

     14.     Headings. The headings and captions in this Loan Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     15.     Counterparts. This Loan Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument.

[See attached signature page]

Signature page
to
Loan Agreement
dated as of January 26, 2004

     IN WITNESS WHEREOF, Acceris and Counsel Corp have executed this Loan Agreement as of this 26th day of January, 2004.

ACCERIS COMMUNICATIONS INC.

By:

Name:

Its

COUNSEL CORPORATION

By:

Name:

Its

EXHIBIT A
PROMISSORY NOTE

$ __________	__________, 2004

     FOR VALUE RECEIVED, Acceris Communications Inc., a Florida corporation formerly known as I-Link Incorporated (the “Maker”) promises to pay to Counsel Corporation, an Ontario corporation, or its assigns (the “Payee”), in the lawful money of the United States of America (“Dollars” or “$”) the principal sum of __________ Dollars ($ __________) funded from time to time by Payee to Maker, together with interest thereon as set forth herein, on or before the Maturity Date as provided below and in accordance with the provisions of that certain Loan Agreement dated as of January 26, 2004 between the Maker and Payee as the same may be amended, modified, extended or restated, the “Loan Agreement.” Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Loan Agreement.

     1.     Interest. The outstanding principal amount of this Promissory Note (the “Note”), together with unpaid interest, shall bear interest at the rate of ten percent (10%) per annum commencing on the date funded as to principal hereunder, which interest shall accrue and be compounded quarterly and shall result in a corresponding increase in the principal amount of the Indebtedness.

     2.     Time and Place of Payment. The Indebtedness shall be due and payable in full on June 30, 2005 (the “Maturity Date”); provided, however, the Maturity Date shall be accelerated to the date ten (10) calendar days following closing under or conclusion of each occurrence of (a) the sale or sales by Maker to a third party unrelated to Payee of the Buyers United, Inc. Series B Convertible Preferred Stock and/or the common stock into which such stock is convertible owned by Maker and held by Payee as security for the performance by Maker hereunder pursuant to the Stock Pledge Agreement between the Maker and Payee (as hereinafter defined), or any portion thereof (a “BUI Sale”) or (b) an equity investment or investments in Maker by a third party unrelated to Payee through the capital markets, whether pursuant to a registered offering or unregistered offering or other transaction (an “Equity Investment”); provided, further, however, that the Maturity Date shall be accelerated with respect only to the portion of the unpaid Indebtedness equal to the net amount received by Maker from any such BUI Sale or any such Equity Investment.

     3.     The Indebtedness, including that portion of the Indebtedness represented by this Note, is secured pursuant to that Amended and Restated Stock Pledge Agreement between the Maker and Payee dated as of January 26, 2004, executed and delivered concurrent herewith as the same has been amended, modified, extended or restated, the “Stock Pledge Agreement.”

     4.     Events of Default. The occurrence of any of the following events or conditions shall constitute an event of default (each an “Event of Default”):

     (a)  Maker shall fail to pay any of the Indebtedness pursuant to terms of this Note;

     (b)  Maker shall fail to comply with any term, obligation, covenant, or condition contained in any agreement between Maker and Payee (each, an “Agreement”);

     (c)  Any warranty or representation made to Payee by Maker under any Agreement proves to have been false when made or furnished;

     (d)  If Maker voluntarily files a petition under the federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or files an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if Maker is adjudged a bankrupt, or if a trustee or receiver is appointed for Maker’s property, or if Maker makes an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, then Payee may, at Payee’s option, declare all of the Indebtedness to be immediately due and payable without prior notice to Maker, and Payee may invoke any remedies permitted by this Note. Any attorneys’ fees and other expenses incurred by Payee in connection with Maker’s bankruptcy or any of the other events described in this Section 3 shall be additional Indebtedness of Maker secured by this Note.

     (e)  There exists a material breach by Maker under (or a termination by any party of) a material contract of Maker (for purposes of this Section 4 a material contract shall mean any contract resulting in revenues of in excess of $10,000 per annum);

     (f)  Maker is in default under any funded indebtedness, including but not limited to indebtedness evidenced by notes or capital leases, of Maker other than the amounts loaned pursuant to this Note; or

     (g)  If Maker’s business undergoes a material adverse change in Payee’s reasonable opinion.

     If an Event of Default specified in Section 4(d) hereof occurs and is continuing, the principal amount of the Indebtedness, together with all accrued and unpaid interest thereon, shall automatically become and be immediately due and payable, without any declaration or other act on the part of Payee.

     5.     Acceleration. Upon an Event of Default, the Payee may give written notice to the Maker of the occurrence of such Event of Default and Maker shall have the shorter of (i) thirty (30) days or (ii) such remedy period as set forth in the applicable provisions of Section 4 within which to cure such Event of Default. If the Event of Default is not cured within the applicable cure period, then, at the option of the Payee, Payee may declare the Maker in default (a “Default”) and all sums due hereunder shall become immediately due and payable.

     Any written notification from Payee to Maker hereunder shall be deemed to be written notification of an Event of Default, or Default, or rescission of Acceleration (as provided below), respectively, only if such notification, communication or other election shall (a) be clearly and distinctly identified as such a Notice of Event of Default, Notice of Default, or Notice of Rescission of Acceleration, respectively, and (b) be given by certified mail, return receipt requested or overnight delivery requiring acknowledgement of receipt, and any communication between the parties not so designated and delivered shall not be construed or deemed to be effective notice under this Section 5.

     6.     Waivers. The Maker hereby waives presentment, demand for payment, notice of dishonor and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to any waivers or modifications that may be granted or consented to by the Payee of this Note. No waiver by the Payee or any breach of any covenant of the Maker herein contained or any term or condition hereof shall be construed as a waiver of any subsequent breach of the same or of any other covenant, term or condition whatsoever.

     7.     Enforcement. In the event that any Payee of this Note shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance of this Note, all late charges, and all costs and expenses of such action including reasonable attorney’s fees. The Maker waives the right to interpose any setoff, counterclaim or defense of any nature or description whatsoever.

     8.     Replacement of Note. Upon receipt by the Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it, and upon reimbursement to the Make of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note if mutilated, the Maker will make and delivery a new Note of like tenor in lieu of this Note.

     9.     Amendments. This Note may not be changed, modified, amended, or terminated except by a writing duly executed by the Maker and the Payee.

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     10.     Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

     11.     Assignment. This Note may not be assigned, in whole or in part, by operation of law or otherwise, by the Maker without the prior written consent of the Payee in its sole and absolute discretion, and any purported assignment without the express prior written consent of the Payee shall be void ab initio. The Payee may assign any or all of its rights and interests hereunder to any party. Subject to the foregoing, this Note shall be binding upon, and inure to the benefit of, the successors and assigns of the Payee and the Maker.

[See attached Signature Page]

3

Signature Page
to Promissory Note
dated as of __________, 2004

     IN WITNESS WHEREOF, the Maker has executed this Promissory Note by its duly authorized officer as of the __________ day of __________, 2004.

ACCERIS COMMUNICATIONS INC.

By:

Name:

Title:

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